POWER OF ATTORNEY


	    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints David C. Swanson, Steven
M. Blondy, Robert J. Bush and
Jenny L. Apker with full power of
substitution, as the undersigned's true and lawful authorized representative and attorney-in-fact to:

	(1)  execute for and on
behalf of each of the undersigned, in the
		undersigned's capacity as an
officer or director of R.H. Donnelley
		Corporation (the "Company"),
Forms 3, 4, and 5, and any and all
		amendments thereto, in accordance
with Section 16 of the Securities
		and Exchange Act of 1934 (the "1934
Act"), and the rules and
		regulations promulgated thereunder;

	(2)
do and perform any and all acts for and on behalf of each of the

		undersigned which may be necessary or desirable to complete the

		execution of any such form or schedule and the timely filing of such

		form or schedule with the United States Securities and Exchange

		Commission and any stock exchange or stock market or other authority;

		and

	(3) take any other action of any type whatsoever in connection with the
		foregoing which, in the opinion of such
attorney-in-fact, may be of
		benefit to, in the best interest of, or
legally required by, each of
		the undersigned, it being understood that the documents executed by
		such attorney-in-fact on behalf of each of the undersigned pursuant to
		this Power of Attorney shall be in such
form and shall contain such
		terms and conditions as such
attorney-in-fact may approve in such
		attorney-in-fact's discretion.


	    Each of the undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in fact's substitute shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in service in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or any other provision of the 1934
Act or the rules and
regulations promulgated thereunder.

	    This Power of Attorney shall
remain in full force and effect as to each of the undersigned until he or she is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holding of, or transactions in, the securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


	    IN
WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of date written below.


/s/ Simon Greenman

-----------------------------
Simon Greenman							   January 26, 2006


/s/ Margaret Le Beau
-----------------------------
Margaret Le
Beau							 January 26, 2006

/s/ Jeff Smith

-----------------------------
Jeff Smith								  January 31, 2006